UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           -------------------------


                                    FORM 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): January 7, 2004




                      UNIVERSAL SECURITY INSTRUMENTS, INC.

             (Exact name of registrant as specified in its charter)


Maryland                               0-7885                    52-0898545
(State or Other Jurisdiction    (Commission File Number)       (IRS Employer
of Incorporation)                                            Identification No.)


               7-A Gwynns Mill Court, Owings Mills, Maryland 21117
                    (Address of Principal Executive Offices)


Registrant's telephone number, including area code: (410) 363-3000


                                  Inapplicable
          (Former Name or Former Address if Changed Since Last Report)

                    INFORMATION TO BE INCLUDED IN THE REPORT



Item 5.  Other Events and Required FD Disclosure.

          Reference is made to the press release issued by the Registrant on January 7, 2004, the text of which is attached hereto as Exhibit 99.1, and the letter to the Registrant's stockholders dated January 8, 2004, the text of which is attached hereto as Exhibit 99.2.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)       Exhibits

The following exhibits are filed herewith:

Exhibit No.
-----------

99.1            Press Release dated January 7, 2004
99.2            Letter to Stockholders dated January 8, 2004

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        UNIVERSAL SECURITY INSTRUMENTS, INC.
                                        (Registrant)


Date: January 8, 2004                   By:      /s/ Harvey B. Grossblatt
                                           -------------------------------------
                                           Harvey B. Grossblatt
                                           Chief Executive Officer








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

                                                                    Exhibit 99.1
                                                                    ------------

                                                           For Immediate Release
                                          Contact:  Harvey Grossblatt, President
                                            Universal Security Instruments, Inc.
                                                          410-363-3000, Ext. 224
                                                                              or
                                                          Don Hunt, Jeff Lambert
                                             Lambert, Edwards & Associates, Inc.
                                                                    616-233-0500

  Universal Security Instruments Announces Major Manufacturing Plant Expansion
  ----------------------------------------------------------------------------
                           By Hong Kong Joint Venture
                           --------------------------

       50%-Owned Entity Expected To Open New 250,000-Square-Foot Facility
                                 in Late Spring

OWINGS MILLS, MD, January 7, 2004: Universal Security  Instruments,  Inc. (AMEX:
UUU) today announced the construction of a new, approximately 250,000-square-foot manufacturing facility by its Hong Kong Joint Venture. The Joint Venture currently operates an approximately 100,000 square foot manufacturing facility in the Guangdong province of Southern China.

The Owings Mills, MD-based designer and marketer of safety and security equipment said the facility, under construction in the Fujian province of Southern China, is being built in response to the growth and expanding product lines of the Company and its Joint Venture. The facility is slated to begin operations in May/June 2004.

Universal Security Instruments generated a 52% increase in total sales for fiscal 2003 (ended March 31, 2003) and has subsequently posted an additional 22% sales increase for the first six months of fiscal 2004. At the same time, the Company has continued to expand its product lines over the past two years, including the recently announced combination smoke and carbon monoxide alarm.

"We are very pleased to announce this project in conjunction with our Hong Kong Joint Venture. It is an important step in our growth plan and reflects the success we have had during the past two years in driving increased market penetration and new product development," said Steve Knepper, Chairman and CEO of Universal Security Instruments. "Universal has an established reputation of excellent customer service and cost-effective manufacturing. This outstanding, advanced new facility will allow the Company to build on that reputation by significantly lowering manufacturing costs and increasing production."

For the quarter ended September 30, 2003, Universal Security posted net earnings of $740,446, or $0.66 per basic share ($0.57 per diluted share), on net sales which rose 22% to $4,988,483, compared with net earnings of $630,129, or $0.60 per basic share ($0.55 per diluted share) on net sales of $4,091,272 for last year's second quarter. For the six months ended September 30, 2003, sales rose 20% to $9,420,433, versus $7,842,198 for the same period in the prior year. The Company reported net earnings of $1,592,945, or $1.42 per basic share ($1.25 per diluted share), compared to net earnings of $1,207,069, or $1.17 per basic share ($1.09 per diluted share), for the same period in the prior year.

UNIVERSAL SECURITY INSTRUMENTS, INC. (www.universalsecurity.com), founded in 1969, is a Maryland-based manufacturer and worldwide marketer of safety and security products directly and through its 50%-owned Hong Kong Joint Venture.

               -------------------------------------------------

          Statements contained in this press release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Although UNIVERSAL SECURITY INSTRUMENTS, INC.
          believes that the expectations reflected in such forward-looking statements are reasonable; the forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projections.

                                                                    Exhibit 99.2







Dear Partners/Shareholders:

I am very pleased to be writing you again to update you on my recent trip to China. As we announced this week, the Company and its Joint Venture partners are constructing a brand new, approximately 250,000 square foot manufacturing facility. The new plant is being constructed on a large parcel of land located in the Fujian province of Southern China. This facility will allow your Company to:

          o Significantly increase production o Lower manufacturing costs o Allow for future expansion on-site

          We are extremely proud and excited about this new site, expected to become operational in May/June 2004.

I last reported to you that the Company was encouraged by the early results of our expanded retail strategy. As you are aware, the Company has been rapidly expanding its market share, introducing new products and adding new customers. Universal was invited by the QVC Television Shopping Network to present its Emergency Lighting System in September. The systems promptly sold out, leading to a return visit to QVC in December. Sales of this product have been very strong and QVC has rebooked it for additional appearances in 2004.

In our continuing plan to focus efforts on accelerating retail opportunities, we announced in November that Phil Haigh joined the Universal team as Vice President of Consumer Sales. Phil brings more than 20 years of sales and retail experience to the Company. He joins Universal from Competitis, a turnkey sales and marketing organization dedicated to bringing new products to market in the hardware industry. Previously, Phil spent eight years as sales manager for Kidde Safety, and 10 years as national sales manager for Whistler Electronics. He received his MBA from Suffolk University.

We believe our strategy for expanding the retail distribution channel is clearly succeeding. As a result, we remain very optimistic regarding our goals for additional market share gains.

Our success in 2003 can be directly attributed to the dramatic overall turnaround at Universal since new management assumed leadership in 2001. For 2004, management is dedicated to continued growth based on the same principles that drove the turnaround: we and our Joint Venture will aggressively seek to increase market share, develop and introduce new products and pursue new markets here in the United States and abroad.

Partners/Shareholders
Page Two


On a personal note, I would like to express to you, our partners and shareholders, how proud I am of our entire organization. From Asia to Owings Mills, our team consists of the most dedicated, focused and talented individuals with whom I have ever had the pleasure to work.

In closing, we will not rest on our recent success; we are determined to fulfill our goal of continued improvement in shareholder value.

As always, I will keep you advised of further Company developments. If you have any questions, please don't hesitate to contact me.

Sincerely,


Stephen C. Knepper
Chairman

January 8, 2004

                  --------------------------------------------

Statements contained in this press release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Although UNIVERSAL SECURITY INSTRUMENTS, INC. believes that the expectations reflected in such forward-looking statements are reasonable, the forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projections.



         7-A GWYNNS MILL COURT OWINGS MILLS, MARYLAND 21117-3586 U.S.A. TELEPHONE DIRECT DIAL: (410) 363-3000, EXTENSION 235 FAX: (410) 363-2218
                      E-MAIL: stevek@universalsecurity.com
                 Visit Us on the Web! www.universalsecurity.com